Exhibit 99.1

FOR IMMEDIATE RELEASE	For More Information Contact:
Rick J. Tremblay
Chief Financial Officer
Team Financial, Inc.
(913) 294-9667
rickt@teamfinancialinc.com
http://www.teamfinancialinc.com

Team Financial, Inc. Announces First Quarter Results

PAOLA, Kansas, May 4, 2007 — Team Financial, Inc. (the “Company”, NASDAQ: TFIN) today announced net income of $1,168,000, or $.32 basic and $.32 diluted income per share,  for the three months ended March 31, 2007, an increase of 29.9%,  compared to $899,000 or $.22 basic and diluted income per share, for the three months ended March 31, 2006.

Net interest income for the three months ended March 31, 2007 increased approximately $491,000, or 8.6%, from the same period last year, primarily due to the increase in loans offset by a decrease in net interest margin of 3 basis points.  Non-interest income decreased approximately $44,000, or 2.5% from the same three month period last year, primarily due to a decrease in gain on sales of mortgage loans and a decrease in service charges.  Non-interest expense increased $110,000, or 1.8%, during the three months ended March 31, 2007 from the same period last year, primarily due to an increase associated with the preparation for the April 16th opening of a new branch in Falcon, Colorado and increased professional fees.

Loans receivable increased approximately $17.7 million, or 3.6%, to $504.2 million at March 31, 2007 compared to December 31, 2006.   This increase was primarily a result of an increase in construction and land development loans.

The provision for loan losses was $230,000 for the three months ended March 31, 2007 compared to $275,000 for the three months ended March 31, 2006.  The allowance for loan losses as a percent of loans was 1.16% at March 31, 2007 and 1.17% at December 31, 2006, and non-performing loans were 1.15% of total loans at March 31, 2007 and 2.06% of total loans at December 31, 2006.  The substantial decrease in non-performing loans during the first quarter of 2007 was attributable to the pay-off of a group of loans of approximately $2.2 million that were delinquent as of December 31, 2006.

“Our $17.7 million in loan growth coupled with an improvement in our loan portfolio quality during the first quarter show that our continued focus on controlled growth has been successful, and our nearly 30% increase in earnings over the same period last year is reflecting that.  We plan to continue our growth and our expansion into high-growth markets throughout 2007 with the opening of new branches.  In connection with this new growth, our new location in Falcon, Colorado opened on April 16, 2007 and we will also open new branches in Ottawa, Kansas and Lees Summit, Missouri this summer,” said Robert J. Weatherbie, Chairman and Chief Executive Officer of Team Financial, Inc.

On February 6, 2007, a complaint was filed by International Insurance Brokers, LTD in the U.S. District Court for the Northern District of Oklahoma against the Company and certain officers of the Company, claiming breach of contract, negligent misrepresentation, fraud and misrepresentation and civil conspiracy in connection with the sale of the insurance agency subsidiary that was sold to International Insurance Brokers effective December 31, 2004.  Damages sought by the defendants include not less than $10 million in actual damages, not less than $10 million for consequential, and not less than $10 million for punitive damages.  The Company believes the claims are totally without merit, and it is pursuing a vigorous defense and will also pursue available counterclaims against the plaintiff.

Team Financial, Inc. is a financial services company with $758 million in total assets.  It operates in the Kansas City metropolitan area, southeastern Kansas, western Missouri, the Omaha, Nebraska metropolitan area, and in the Colorado Springs, Colorado metropolitan area.  The Company offers a full range of consumer and corporate banking services, including small business loans, mortgage loans, trust services, and investment and brokerage services.  For additional information on Team Financial, Inc., visit its web site at http://www.teamfinancialinc.com or call 913-294-9667.

Note: 2006 data has been adjusted to reflect the adoption and application of Staff Accounting Bulletin No. 108 (“SAB 108”).  The adoption of SAB 108 resulted in a $29,000 net income decrease to the three months ending March 31, 2006, or $.01 basic and diluted income per share decrease.

This press release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995 that are subject to certain risks and uncertainties that could cause actual results to differ materially from historical income and those presently anticipated or projected.  The Company cautions readers not to place undue reliance on any such forward looking statements, which speak only as of the date of this release.  Such risks and uncertainties include those detailed in the Company’s filings with the Securities and Exchange Commission, risks of adversely changing results of operations, risks related to the Company’s expansion strategies, risks relating to loans and investments, including the effect of the change of the local economic conditions, risks associated with the adverse effects of the changes in interest rates, and competition for the Company’s customers by other providers of financial services, all of which are difficult to predict and many of which are beyond the control of the Company.

TEAM FINANCIAL, INC. AND SUBSIDIARIES

Unaudited Consolidated Statements of Financial Condition

(In thousands)

	March 31,	December 31,
	2007	2006
Assets
Cash and due from banks	$14,082	$14,529
Federal funds sold and interest bearing bank deposits	1,505	22,621
Cash and cash equivalents	15,587	37,150

Investment securities:
Available for sale, at fair value (amortized cost of $184,661 and $171,301 at March 31, 2007 and December 31, 2006, respectively)	174,692	170,079
Non-marketable equity securities (amortized cost of $9,220 and $9,061 at March 31, 2007 and December 31, 2006, respectively)	9,220	9,061
Total investment securities	183,912	179,140

Loans receivable, net of unearned fees	504,167	486,497
Allowance for loan losses	(5,833)	(5,715)
Net loans receivable	498,334	480,782

Accrued interest receivable	5,336	5,558
Premises and equipment, net	19,234	17,628
Assets acquired through foreclosure	602	817
Goodwill	10,700	10,700
Intangible assets, net of accumulated amortization	2,529	2,659
Bank-owned life insurance policies	20,130	19,926
Other assets	1,975	2,068

Total assets	$758,339	$756,428

Liabilities and Stockholder’s Equity
Deposits:
Checking deposits	$174,929	$194,979
Savings deposits	28,351	28,536
Money market deposits	61,659	57,123
Certificates of deposit	299,355	282,244
Total deposits	564,294	562,882
Federal funds purchased and securities sold under agreements to repurchase	6,109	6,215
Federal Home Loan Bank advances	108,058	108,069
Notes payable	108	200
Subordinated debentures	22,681	22,681
Accrued expenses and other liabilities	5,645	5,864

Total liabilities	706,895	705,911

Stockholders’ Equity:
Preferred stock, no par value, 10,000,000 shares authorized; no shares issued	—	—
Common stock, no par value, 50,000,000 shares authorized; 4,502,791 and 4,501,516 shares issued; 3,573,459 and 3,594,784 shares outstanding at March 31, 2007 and December 31, 2006, respectively	27,916	27,901
Capital surplus	748	680
Retained earnings	35,330	34,449
Treasury stock, 929,332 and 906,732 shares of common stock at cost at March 31, 2007, and December 31, 2006, respectively	(12,055)	(11,707)
Accumulated other comprehensive loss	(495)	(806)

Total stockholders’ equity	51,444	50,517
Total liabilities and stockholders’ equity	$758,339	$756,428

TEAM FINANCIAL, INC. AND SUBSIDIARIES

Unaudited Consolidated Statements of Operations

(Dollars in thousands, except per share data)

	Three Months Ended
	March 31
	2007	2006
Interest Income:
Interest and fees on loans	$9,930	$7,923
Taxable investment securities	2,003	1,886
Nontaxable investment securities	287	269
Other	209	137

Total interest income	12,429	10,215

Interest Expense:
Deposits:
Checking deposits	544	460
Savings deposits	52	53
Money market deposits	514	239
Certificates of deposit	3,544	2,173
Federal funds purchased and securities sold under agreements to repurchase	37	36
FHLB advances payable	1,113	1,134
Notes payable and other borrowings	4	4
Subordinated debentures	402	388

Total interest expense	6,210	4,487

Net interest income before provision for loan losses	6,219	5,728

Provision for loan losses	230	275

Net interest income after provision for loan losses	5,989	5,453

Non-Interest Income:
Service charges	817	847
Trust fees	169	176
Gain on sales of mortgage loans	145	191
Bank-owned life insurance income	237	216
Other	367	349

Total non-interest income	1,735	1,779

Non-Interest Expenses:
Salaries and employee benefits	3,130	3,083
Occupancy and equipment	735	768
Data processing	737	697
Professional fees	450	374
Marketing	110	80
Supplies	81	101
Intangible asset amortization	140	147
Other	786	809

Total non-interest expenses	6,169	6,059

Income from continuing operations before income taxes	1,555	1,173

Income tax expense	387	274

Net income	$1,168	$899

Basic income per share	$0.32	$0.22
Diluted income per share	$0.32	$0.22
Shares applicable to basic income per share	3,595,103	4,025,563
Shares applicable to diluted income per share	3,697,358	4,078,114

Team Financial, Inc. And Subsidiaries

Unaudited Selected Ratios and Other Data

	As of and For
	Three Months Ended
	March 31
Selected Data	2007	2006(c)
Balance Sheet Highlights

Average Assets	$761,419	$698,713

Average Loans	$492,783	$433,467

Non Performing Loans	$5,822	$4,231

Performance Ratios

Return On Average Assets	0.62%	0.52%

Return On Average Equity	9.33%	6.75%

Average Equity To Average Assets	6.67%	7.73%

Net Interest Margin On Average Earning Assets During The Period (Tax Equivalent)	3.75%	3.78%

Efficiency Ratio(a)	77.56%	80.71%

Book Value Per Share	$14.40	$13.38

Tangible Book Value Per Share(b)	$10.78	$10.00

Asset Quality Ratios

Non Performing Loans As A Percent Of Total Loans	1.15%	0.95%

Non Performing Assets As A Percent Of Total Assets	0.85%	0.67%

Allowance For Loan Losses As A Percent Of Total Loans	1.16%	1.26%

Allowance For Loan Losses As A Percent Of Non Performing Loans	100.19%	132.47%

(a)             Calculated as non-interest expense/(net interest income plus non-interest income)

(b)            Calculated as (stockholders equity less goodwill, less intangible assets, net of accumulated amortization plus mortgage servicing rights) divided by shares outstanding.

(c)             2006 data has been adjusted to reflect the adoption and application of Staff Accounting Bulletin No. 108